EXHIBIT 23.1

KPMG LLP
Chartered Accountants	Telephone (403) 691-8000
2700 205 - 5th Avenue SW	Telefax (403) 691-8008
Calgary AB T2P 4B9	Internet www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Pengrowth Energy Corporation

We consent to the use of our reports dated March 8, 2011, with respect to the consolidated annual financial statements of Pengrowth Energy Corporation as at and for the years ended December 31, 2010 and 2009 (together with the notes thereto), and the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
January 3, 2012

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.